                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A
                              (Amendment No.  1)

                                CURRENT REPORT

                      Pursuant to section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 17, 1998
                                                  ------------------


                              fonix corporation
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                   Delaware
--------------------------------------------------------------------------------
        (State or other jurisdiction of incorporation or organization)


         0-23862                                          22-2994719
---------------------------                 ------------------------------------
 (Commission file number)                   (I.R.S. Employer Identification No.)



  1225 Eagle Gate Tower, 60 East South Temple Street
  Salt Lake City, Utah                                          84111
--------------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (801) 328-0161


                                Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

                               EXPLANATORY NOTE

     On September 17, 1998, fonix corporation, a Delaware corporation (the "Company" or "fonix"), filed a Current Report on Form 8-K dated as of September 2, 1998, and pertaining to the Merger of Articulate Systems, Inc., a Delaware corporation with and into ASI Acquisition Corporation, a wholly-owned subsidiary of the Company. This Amendment No. 1 is filed to submit the audited and unaudited financial statements of Articulate Systems, Inc., and certain pro forma financial information required by Item 7 of Form 8-K.

Item 7. Financial Statements and Exhibits.                               Page
                                                                        -------
(a)  Financial Statements of Business Acquired.

     (1) Articulate Systems, Inc., Financial Statements as of
         December 31, 1997 and 1996 Together with Auditor's Report....... F-1

         Report of Independent Public Accountants........................ F-2

         Balance Sheets-December 31, 1997 and 1996....................... F-3

         Statements of Operations for the Years Ended
         December 31, 1997, 1996 and 1995................................ F-4

         Statements of Stockholders' Deficit for the
         Years Ended December 31, 1997, 1996 and 1995.................... F-5

         Statements of Cash Flows for the Years Ended
         December 31, 1997, 1996 and 1995................................ F-6

         Notes to Financial Statements................................... F-7

     (2) Articulate Systems, Inc. Unaudited Condensed
         Financial Statements as of June 30, 1998 and
         for the Six Months Ended June 30, 1998 and 1997................. F-18

         Unaudited Condensed Balance Sheet--June 30, 1998................ F-19

         Unaudited Condensed Statements of Operations
         For the Six Months Ended June 30, 1998 and 1997................. F-20

         Unaudited Condensed Statements of Cash Flows
         For the Six Months Ended June 30, 1998 and 1997................. F-21

(b)  Pro Forma Financial Information.

         Unaudited Pro Forma Condensed Consolidating
         Statements of Operations For the Year Ended
         December 31, 1997............................................... P-1

         Unaudited Pro Forma Condensed Consolidating
         Statements of Operations for the Nine Months Ended
         September 30, 1998.............................................. P-2

         Notes to Unaudited Pro Forma Condensed Consolidating
         Statements of Operations........................................ P-3

(c)  Exhibits.  The following are filed as exhibits to this Current
     Report:

     Exhibit
      No.             Description
     ________         ____________________________________

       (2)(a) Agreement and Plan of Merger among fonix, AAC and Articulate, dated as of July 31, 1998, incorporated by reference from the Company's Current Report on Form 8-K, dated as of September 2, 1998

       (2)(b) Amendment No. 1 to Agreement and Plan of Merger dated as of September 2, 1998, incorporated by reference from the Company's Current Report on Form 8-K, dated as of September 2, 1998

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 fonix corporation


                                 By: /s/ Douglas L. Rex
                                     -------------------------------
                                     Douglas L. Rex
                                     Chief Financial Officer


Date:    November 16, 1998

                           ARTICULATE SYSTEMS, INC.

                             FINANCIAL STATEMENTS
                       AS OF DECEMBER 31, 1997 AND 1996
                        TOGETHER WITH AUDITORS' REPORT

                    Report of Independent Public Accountants


To the Board of Directors of
Articulate Systems, Inc.:

We have audited the accompanying balance sheets of Articulate Systems, Inc. (a Delaware corporation) as of December 31, 1997 and 1996, and the related statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Articulate Systems, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the resolution of this uncertainty.


                                          /s/ ARTHUR ANDERSEN LLP
                                          Arthur Andersen LLP


Boston, Massachusetts
April 1, 1998 (except with respect to the matter discussed in Note 9, as to which the date is May 26, 1998)

                           ARTICULATE SYSTEMS, INC.

                  BALANCE SHEETS--DECEMBER 31, 1997 AND 1996



                                                  ASSETS
                                                                                            1997                1996
CURRENT ASSETS:
 Cash and cash equivalents                                                              $   501,190          $   248,062
 Accounts receivable, less reserves of approximately $2,000 and $27,000 in
  1997 and 1996, respectively                                                                49,152              296,454
 Inventory                                                                                   16,791               22,801
 Prepaid expenses                                                                            14,997               17,463
                                                                                        -----------          -----------

     Total current assets                                                                   582,130              584,780
                                                                                        -----------          -----------

PROPERTY AND EQUIPMENT, AT COST:
 Computer equipment                                                                         239,055              172,148
 Furniture and fixtures                                                                       4,412                4,412
 Leasehold improvements                                                                       1,800                1,800
                                                                                        -----------          -----------
                                                                                            245,266              178,360

 Less--Accumulated depreciation and amortization                                            110,794               61,100
                                                                                        -----------          -----------
                                                                                            134,472              117,260
                                                                                        -----------          -----------

OTHER ASSETS                                                                                      -               22,523

INTANGIBLE ASSETS, NET OF ACCUMULATED AMORTIZATION OF $194,000 IN 1996                            -               97,000
                                                                                        -----------          -----------
                                                                                        $   716,602          $   821,563
                                                                                        ===========          ===========

                                           LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
 Notes payable to majority stockholder                                                  $ 1,907,915          $   200,000
 Accounts payable                                                                           285,794              666,296
 Accrued expenses                                                                           367,408               90,134
 Deferred revenue                                                                           512,249              734,793
                                                                                        -----------          -----------

     Total current liabilities                                                            3,073,366            1,691,223
                                                                                        -----------          -----------

CONVERTIBLE NOTE PAYABLE TO STOCKHOLDER                                                     399,841                    -
                                                                                        -----------          -----------

COMMITMENTS (Note 8)

STOCKHOLDERS' DEFICIT:
 Convertible preferred stock, $.10 par value
  Authorized, issued and outstanding--2,261,289 shares and 2,044,444 shares
   in 1997 and 1996, respectively ($4,684,602 preference in liquidation)                    226,129              204,444
 Common stock, $.01 par value
  Authorized--4,000,000 shares
  Issued and outstanding--216,656 shares and 185,821 shares in
   1997 and 1996, respectively                                                                2,166                1,858
 Additional paid-in capital                                                               4,743,910            3,702,062
 Accumulated deficit                                                                     (7,728,810)          (4,778,024)
                                                                                        -----------          -----------

     Total stockholders' deficit                                                         (2,756,605)            (869,660)
                                                                                        -----------          -----------

                                                                                        $   716,602          $   821,563
                                                                                        ===========          ===========


   The accompanying notes are an integral part of these financial statements.

                           ARTICULATE SYSTEMS, INC.

                           STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                        1997                1996                1995
REVENUES:
 Product                                                               $    38,304         $ 1,084,529         $ 1,422,070
 Consulting                                                                182,525             304,398              89,000
 Consulting with related party (Note 3(b))                                 700,000             300,000                   -
 Royalties                                                                       -             140,225             193,010
                                                                       -----------         -----------         -----------

                                                                           920,829           1,829,152           1,704,080
                                                                       -----------         -----------         -----------

COSTS AND EXPENSES:
 Costs of revenues                                                         110,102             549,450             555,125
 Selling and marketing                                                     295,698             848,503             943,468
 Research and development                                                1,315,799             984,595             556,871
 General and administrative                                                511,232             582,453             567,873
 Litigation costs (Note 8(b))                                            1,562,057             579,146                   -
 Charge for acquired in-process research and development                         -                   -           2,169,177
                                                                       -----------         -----------         -----------

                                                                         3,794,888           3,544,147           4,792,514
                                                                       -----------         -----------         -----------

     Operating loss                                                     (2,874,059)         (1,714,995)         (3,088,434)

INTEREST INCOME                                                              7,082               9,010              32,707

INTEREST AND OTHER EXPENSE, NET                                            (83,809)             (1,825)            (14,487)
                                                                       -----------         -----------         -----------

     Net loss                                                          $(2,950,786)        $(1,707,810)        $(3,070,214)
                                                                       ===========         ===========         ===========

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE (NOTE 2 (j))               $    (16.13)        $     (9.24)        $    (17.27)
                                                                       ===========         ===========         ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                 182,918             184,816             177,779
                                                                       ===========         ===========         ===========


   The accompanying notes are an integral part of these financial statements.

                            ARTICULATE SYSTEMS, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                  SERIES A CONVERTIBLE          SERIES B CONVERTIBLE            SERIES C CONVERTIBLE
                                     PREFERRED STOCK              PREFERRED STOCK                 PREFERRED STOCK
                                  NUMBER      $.01 PAR           NUMBER      $.10 PAR            NUMBER     $.10 PAR
                                 OF SHARES      VALUE           OF SHARES      VALUE            OF SHARES     VALUE
INITIAL INVESTMENT                       -    $        -                -    $                         -    $        -

 ISSUANCE OF SERIES A
  CONVERTIBLE PREFERRED STOCK,
  NET OF ISSUANCE COSTS OF
  $11,466                        1,000,000       100,000                -             -                -             -
 ISSUANCE OF SERIES B
  CONVERTIBLE PREFERRED STOCK            -             -        1,044,444       104,444                -             -
 ISSUANCE OF COMMON STOCK IN
  EXCHANGE FOR SERVICES
  PERFORMED                              -             -                -             -                -             -
 NET LOSS                                -             -                -             -                -             -
                                ----------    ----------       ----------    ----------       ----------    ----------

BALANCE, DECEMBER 31, 1995       1,000,000       100,000        1,044,444       104,444                -             -
 EXERCISE OF STOCK OPTIONS
 NET LOSS                                -             -                -             -                -             -
                                ----------    ----------       ----------    ----------       ----------    ----------

BALANCE, DECEMBER 31, 1996       1,000,000       100,000        1,044,444       104,444                -             -
 ISSUANCE OF SERIES C
  CONVERTIBLE PREFERRED STOCK,
  NET OF ISSUANCE COSTS OF
  $68,217                                -             -                -             -          216,845        21,685
 CONVERSION OF NOTES PAYABLE TO
  COMMON STOCK (NOTE 4(B))               -             -                -             -                -             -
 CAPITAL CONTRIBUTION FROM A
  MAJORITY STOCKHOLDER                   -             -                -             -                -             -
 NET LOSS                                -             -                -             -                -             -
                                ----------    ----------       ----------    ----------       ----------    ----------
BALANCE, DECEMBER 31, 1997       1,000,000    $  100,000        1,044,444    $  104,444          216,845    $   21,685
                                ==========    ==========       ==========    ==========       ==========    ==========

                                                                                                   TOTAL
                                     COMMON STOCK             ADDITIONAL                        STOCKHOLDERS'
                                NUMBER        $.10 PAR         PAID-IN       ACCUMULATED           EQUITY
                              OF SHARES         VALUE          CAPITAL         DEFICIT            (DEFICIT)
INITIAL INVESTMENT                     1      $        -     $        -      $         -        $         -

 ISSUANCE OF SERIES A
  CONVERTIBLE PREFERRED STOCK,
  NET OF ISSUANCE COSTS OF
  $11,466                               -               -      1,788,534                -         1,888,534
 ISSUANCE OF SERIES B
  CONVERTIBLE PREFERRED STOCK           -               -      1,880,000                -         1,984,444
 ISSUANCE OF COMMON STOCK IN
  EXCHANGE FOR SERVICES
  PERFORMED                       177,778           1,778         32,000                -            33,778
 NET LOSS                               -               -              -       (3,070,214)       (3,070,214)
                                ---------      ----------     ----------      -----------       -----------

BALANCE, DECEMBER 31, 1995        177,779           1,778      3,700,534       (3,070,214)          836,542
 EXERCISE OF STOCK OPTIONS          8,042              80          1,528                -             1,608
 NET LOSS                               -               -              -       (1,707,810)       (1,707,810)
                                ---------      ----------     ----------      -----------       -----------

BALANCE, DECEMBER 31, 1996        185,821           1,858      3,702,062       (4,778,024)         (869,660)
 ISSUANCE OF SERIES C
  CONVERTIBLE PREFERRED STOCK,
  NET OF ISSUANCE COSTS OF
  $68,217                               -               -        710,256                -           731,941
 CONVERSION OF NOTES PAYABLE TO
  COMMON STOCK (NOTE 4(B))         30,835             308        139,048                -           139,356
 CAPITAL CONTRIBUTION FROM A
  MAJORITY STOCKHOLDER                  -               -        192,544                -           192,544
 NET LOSS                               -               -              -       (2,950,786)       (2,950,786)
                                ---------      ----------     ----------      -----------       -----------
BALANCE, DECEMBER 31, 1997        216,656      $    2,166     $4,743,910      $(7,728,810)      $(2,756,605)
                                =========      ==========     ==========      ===========       ===========

The accompanying notes are an integral part of these financial statements.

                            ARTICULATE SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                             1997           1996           1995
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                                 $(2,950,786)   $(1,707,810)   $(3,070,214)
 Adjustments to reconcile net loss to net cash used in operating
  Activities
  Depreciation and amortization                                               146,694        122,100        133,000
  Interest accrued on notes payable to stockholders                             4,356              -              -
  Charge for acquired in-process research and development                           -              -      2,169,177
  Issuance of common stock for services                                             -              -         33,778
  Changes in assets and liabilities
   Accounts receivable                                                        247,302       (122,874)      (123,729)
   Inventory                                                                    6,010         12,471        (10,601)
   Prepaid expenses                                                             2,466         (9,870)        (5,515)
   Accounts payable                                                          (380,502)       441,222          9,368
   Accrued expenses                                                           277,274         (9,155)       (13,707)
   Deferred revenue                                                          (222,544)       701,793       (117,253)
                                                                          -----------    -----------    -----------

      Net cash used in operating activities                                (2,869,730)      (572,123)      (995,696)
                                                                          -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment                                          (66,906)       (44,121)       (79,083)
 Decrease (increase) in other assets                                           22,523              -        (22,523)
 Cash acquired in connection with purchase of Articulate Systems
  Holding, Inc., net of cash paid                                                   -              -         13,143
                                                                          -----------    -----------    -----------
      Net cash used in investing activities                                   (44,383)       (44,121)       (88,463)
                                                                          -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from exercise of stock options                                            -          1,608              -
 Proceeds from issuance of Series C convertible preferred stock               731,941              -              -
 Proceeds form issuance of Series A convertible preferred stock                     -              -      1,888,534
 Proceeds of notes payable to stockholders                                  2,242,756        200,000              -
 Payment of note payable                                                            -              -       (141,677)
 Capital contribution from a majority stockholder                             192,544              -              -
                                                                          -----------    -----------    -----------

      Net cash provided by financing activities                             3,167,241        201,608      1,746,857
                                                                          -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                          253,128       (414,636)       662,698

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                  248,062        662,698              -
                                                                          -----------    -----------    -----------

CASH AND CASH EQUIVALENTS, END OF YEAR                                    $   501,190    $   248,062    $   662,698
                                                                          ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid during the year for interest                                  $          -   $          -    $    14,487
                                                                         ============   ============    ===========
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING
ACTIVITY:
 Conversion of notes payable to common stock                              $   139,356   $          -   $          -
                                                                          ===========   ============   ============
 On January 10, 1995, the Company acquired the assets and assumed certain liabilities of Articulate Systems Holding, Inc., as follows:
  Fair value of assets acquired                                                                         $   131,756
  Intangible asset and acquired in-process research and development                                       2,460,177
  Liabilities assumed                                                                                      (620,632)
                                                                                                        -----------
                                                                                                          1,971,301
  Issuance of Series B convertible preferred stock                                                       (1,984,444)
                                                                                                        -----------

  Cash acquired                                                                                         $   (13,143)
                                                                                                        ===========

   The accompanying notes are an integral part of these financial statements.

                           ARTICULATE SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997



(1)  ORGANIZATION

     Articulate Systems, Inc. (the Company), formerly Articulate Systems Holding, Inc., was incorporated under the laws of the State of Delaware on December 20, 1994. The Company is a 45% owned subsidiary of Dragon Systems, Inc. (Dragon) and is engaged in the development, sale, licensing and integration of voice recognition software. The Company derives substantially all of its revenues from customers in the United States. The Company is subject to risks common to rapidly growing technology-based companies, including limited operating history, dependence on key personnel, raising equity capital, rapid technological change, competition from substitute products and larger companies, and the successful development and marketing of commercial products and services.

     On January 10, 1995, the Company acquired substantially all of the assets and assumed certain liabilities of the predecessor company, Articulate Systems Holding, Inc., in exchange for 1,044,444 shares of Series B convertible preferred stock valued at $1.90 per share, which was equal to the liquidation value of the stock (the Acquisition). Upon the consummation of the Acquisition, the name of the Company was changed from Articulate Systems Holding, Inc. to Articulate Systems, Inc. The Acquisition was accounted for as a purchase. Accordingly, the excess of the purchase price and acquisition costs over the net book value of the tangible assets was assigned principally to $2,169,177 of acquired in-process research and development charged to operations in the year ended December 31, 1995 (see
     Note 2(d)) and $291,000 of intangible assets that were amortized on a straight-line basis over their estimated useful life of three years. As of December 31, 1997, the intangible assets were fully amortized.

     The Company has suffered recurring losses from operations and has incurred a significant accumulated deficit to date. The Company is devoting substantially all of its efforts towards marketing its products. The Company's ability to continue as a going concern is dependent on its ability to raise additional equity or debt financing.

     On May 26, 1998, the Company signed a binding letter of intent to merge with another company (see Note 9). The Company believes, based on its planned business combination, that its proposed acquirer will provide financing resources sufficient to enable the Company to sustain operations through December 31, 1998. However, if the Company is unable to complete the planned business combination or is unable to secure additional financing, for which it does not currently have any commitment, there is substantial doubt whether the Company will have the ability to continue as a going concern.

(2)  SIGNIFICANT ACCOUNTING POLICIES

     The accompanying financial statements reflect the application of certain significant accounting policies, as described in this note and elsewhere in the accompanying financial statements and notes.

                           ARTICULATE SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                                  (Continued)


   (a)  Cash and Cash Equivalents

        The Company classifies short-term investments with original maturities of three months or less as cash equivalents.

   (b)  Depreciation and Amortization

        The Company provides for depreciation and amortization of property and equipment by charges to operations on a straight-line basis over the estimated useful lives as follows:


                                                    ESTIMATED
                      ASSET CLASSIFICATION         USEFUL LIFE

                      Computer equipment             3 years
                      Furniture and fixtures         5 years
                      Leasehold improvements       Life of lease

(c)     Revenue Recognition

        The Company recognizes revenue in accordance with the provisions of Statement of Position (SOP) No. 91-1, Software Revenue Recognition. The Company generates revenue from licensing the rights to use its software products to end users and from royalties. The Company also generates service revenues from the sale of consulting and development services. In October 1997, the American Institute of Certified Public Accountants issued SOP 97-2, Software Revenue Recognition. The Company intends to apply this pronouncement in fiscal 1998, as required by the SOP. The Company believes that its revenue recognition practices are consistent with those required by SOP 97-2.

        Revenues from software license agreements are recognized upon shipment of the software if there are no significant postdelivery obligations, and payment is due within one year. If an acceptance period is required, revenues are recognized upon customer acceptance. Revenues from development and consulting services are recognized upon customers' acceptance or the period in which services are provided if customer acceptance is not required and the revenues are fixed and determinable.

        Cost of revenues consists of costs to distribute the product, including the cost of the media on which it is delivered, support personnel salaries, licensed technology and related costs.

                           ARTICULATE SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                                  (Continued)


   (d) Research and Development Expenses

       The Company charges research and development costs to operations as incurred. Software development costs are considered for capitalization when technological feasibility is established in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software To Be Sold, Leased or Otherwise Marketed. The Company sells software in a market that is subject to rapid technological change, new product introductions and changing customer needs. Accordingly, the Company has not capitalized software development costs due to its inability to estimate the useful life of software under development. Additionally, in connection with the Acquisition described in Note 1, the Company charged $2,169,177 to operations as acquired in-process research and development. The acquired research and development relates to projects that had not yet reached technological feasibility and that, until completion of the development, have no alternative future use. These projects will require substantial high-risk development and testing by the Company prior to reaching technological feasibility.

   (e) Use of Estimates

       The preparation of these financial statements required the use of certain estimates by management in determining the Company's assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

   (f) Stock-Based Compensation

       The Company accounts for its stock-based compensation plan under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation, which is effective for fiscal years beginning after December 15, 1995. The Company has determined that it will continue to account for stock-based compensation for employees under APB Opinion No. 25 and elect the disclosure only alternative under SFAS No. 123 (see Note 6).

   (g) Concentrations of Credit Risk

       SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations. The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements. The Company invests its cash and cash equivalents in highly rated credit financial institutions. Concentration of credit risk with respect to accounts receivable is limited to customers on whom the Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. Two customers accounted for 77% and 17% of total revenues in 1997, one customer accounted for 16% of total revenues in

                           ARTICULATE SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                                  (Continued)

       1996 and one customer accounted for 12% of total revenues in 1995. Two customers represented approximately 74% and 42% of total accounts receivable as of December 31, 1997 and 1996, respectively.

   (h) Fair Value of Financial Instruments

       The Company's financial instruments consist mainly of cash and cash equivalents, accounts receivable, notes payable to stockholders and accounts payable. The carrying amounts of these instruments approximate fair value.

   (i) Inventories

       Inventories, which include microphones and related accessories, are stated at the lower of costs (first-in, first-out) or market.

   (j) Net Loss per Common Share

       Effective December 31, 1997, the Company adopted SFAS No. 128, Earnings Per Share. Under SFAS No. 128, basic net loss per common share is computed using the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is the same as basic net loss per common share as the effects of the Company's potentially dilutive common stocks are antidilutive. The Company has applied the provisions of SFAS No. 128 retroactively to all periods presented. Antidilutive securities, consisting of stock options, which are not included in diluted net loss per common share were 272,775 shares, 262,775 shares and 160,546 shares in 1997, 1996 and 1995, respectively.

(3)  RELATED PARTY TRANSACTIONS

   (a) Sale of Product Line

       In September 1996, the Company sold to its majority stockholder, Dragon, certain business assets and a perpetual, exclusive, transferable license, including the right to sublicense all such rights, of the Company's speech recognition software for the Macintosh operating system (the Mac Product Line). The purchase price was $400,000 and is contingent on Dragon achieving certain profitability levels, as defined, from the sublicense fees derived from the Mac Product Line over a two-year period commencing in September 1996. The Company recorded as a contribution to capital the excess of the purchase price over the net book value of the assets sold to the extent that the purchase price payments are nonrefundable. This accounting is required for the transfer of intangible assets between parties under common control. Accordingly, as of December 31, 1997, the Company recorded approximately $193,000 as additional paid-in capital in the accompanying statements of stockholders' deficit. No gain was recorded in 1996 as the entire purchase price was fully refundable to Dragon as of December 31, 1996.

                           ARTICULATE SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                                  (Continued)


       The Company had previously licensed certain technology from Dragon (Dragon Technology) whereby the Company was required to pay royalties ranging from 6% to 14% of the selling price of Mac Product Line products, which incorporated Dragon Technology. The Company incurred royalty costs under this license arrangement totaling approximately $162,000 for the year ended December 31, 1996. In connection with the sale of the Mac Product Line to Dragon in 1996, as discussed above, the Company was no longer subject to these royalties.

   (b) Consulting

       Commencing in 1996, the Company provided consulting services to a preferred stockholder resulting in revenue of $700,000 and $300,000 for the years ended December 31, 1997 and 1996, respectively. In addition, as of December 31, 1997 and 1996, the Company had received $300,000 from this stockholder as advance royalty payments. Such amounts have been included as deferred revenue in the accompanying balance sheets.

(4)  NOTES PAYABLE TO STOCKHOLDERS

   (a) Notes Payable to Majority Stockholder

       During 1997 and 1996, the Company issued notes payable to Dragon to finance litigation costs associated with the Apple lawsuit (Note 8(b)). The balance at December 31, 1997 and 1996 was approximately $1,908,000 and $200,000, respectively. Any unpaid principal and accrued and unpaid interest is due on demand. The notes bear interest at a rate of 11.5% per annum. Interest expense incurred under these notes payable was approximately $83,000 and $6,000 in 1997 and 1996, respectively.

   (b) Convertible Note Payable to Stockholder

       In August 1997, the Company issued a convertible note payable to a Series C preferred stockholder. The balance of the note at December 31, 1997 was approximately $400,000. The note has no stated interest rate or terms.

   (c) Convertible Notes

       In June and July 1997, the Company issued notes payable to several stockholders totaling $135,000. The notes bear interest at prime (8.5% at December 31, 1997) plus 1.5% per annum. The notes plus any accrued interest were convertible into common stock at the option of the noteholder at any time after September 30, 1997 and before December 31, 1997. The notes plus accrued interest were converted into common stock on October 31, 1997.

       In conjunction with these notes, the Company issued warrants to purchase 29,872 shares of common stock at $4.52 per share. The warrants are callable by the Company in the event the Company is acquired and expire two years from the date of the notes. The warrants were valued

                           ARTICULATE SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                                  (Continued)



       using the Black-Scholes model using the following assumptions: risk-free interest rate of 5.72%; volatility of 60% and an expected life of two years. The warrants were deemed to have no value.

(5) INCOME TAXES

    The Company provides for federal and state income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, whereby a deferred tax asset or liability is measured by currently enacted tax rates. The deferred tax liability can be reduced by net operating losses being carried forward for tax purposes.

    As of December 31, 1997 and 1996, the Company has available accumulated net operating loss carryforwards of approximately $5,666,000 and $2,537,000, respectively, and research and development credit carryforwards of approximately $62,000 and $28,000, respectively, to reduce future federal and state income taxes, if any. These carryforwards expire through 2012 and are subject to review and possible adjustment by the Internal Revenue Service.

    The Tax Reform Act of 1986 contains provisions that may limit the amount of net operating loss and credit carryforwards that the Company may utilize in any one year in the event of certain cumulative changes in ownership over a three-year period in excess of 50%, as defined.

                           ARTICULATE SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                                  (Continued)



    The approximate income tax effect of each type of temporary difference and carryforward at December 31, 1997 and 1996 is as follows:

                                                        1997           1996
      Net operating loss carryforwards               $ 2,266,000    $   730,000
      Acquired in-process research and development       747,000        774,000
      Research and development credit carryforwards       62,000         28,000
      Nondeductible reserves and accruals                  7,000         24,000
      Other temporary differences                          7,000         13,000
                                                     -----------    -----------

                                                       3,089,000      1,569,000

      Valuation allowance                             (3,089,000)    (1,569,000)
                                                     -----------    -----------

      Net deferred tax asset                         $         -    $         -
                                                     ===========    ===========

    Due to the uncertainty surrounding the realization of the net deferred tax asset, the Company has provided a full valuation allowance against this amount.

(6) STOCK OPTION PLAN

    On June 13, 1995, the Company's Board of Directors approved the adoption of the 1995 Stock Option Plan (the Plan), which provides for a maximum of 211,756 shares of common stock to be issued as incentive stock options
    (ISOs) and nonqualified options. At December 31, 1997, the Company's Board of Directors had granted 61,019 shares in excess of the maximum allowed. The Company intends to obtain stockholder approval of an increase in the number of shares issuable under the Plan to 338,775 shares in August 1998. Because the Company's Board of Directors controls the voting shares of the Company's stock, such approval is deemed to be perfunctory. The options under the Plan may be granted to key employees, as defined. ISOs may be granted at no less than fair market value (FMV) on the date of grant, as determined by the Company's Board of Directors (no less than 110% of FMV on the date of grant for 10% or greater stockholders). Options under the Plan vest over a four-year period and expire ten years from the date of grant.

                           ARTICULATE SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                                  (Continued)



    Activity under the Plan for the years ended December 31, 1997, 1996 and 1995 is as follows:

                                                  NUMBER OF      PRICE PER
                                                   SHARES          SHARE

             Granted                                160,546           $.20
                                                   --------           ----

           Outstanding, December 31, 1995           160,546           $.20
             Granted                                210,542            .20
             Exercised                               (8,042)           .20
             Canceled                              (100,271)           .20
                                                   --------           ----

           Outstanding, December 31, 1996           262,775           $.20
             Granted                                 34,340            .20
             Exercised                                    -              -
             Canceled                               (24,340)           .20
                                                   --------           ----

           Outstanding, December 31, 1997           272,775           $.20
                                                   ========           ====

           Exercisable, December 31, 1997           219,736           $.20
                                                   ========           ====


    The Company has computed the pro forma disclosures required under SFAS No. 123 for options granted in 1996 and 1997 using the Black-Scholes option pricing model prescribed by SFAS No. 123 using the following assumptions: risk-free interest rate between 5.38% and 6.60%; expected dividend yield rate of zero; expected volatility of 60% for nonemployee grants; expected volatility of zero for employee grants and expected life of 5 years. The fair value of options granted in 1997 and 1996 were $1,960 and $11,257, respectively. The weighted average contractual life of options outstanding at December 31, 1997 was approximately three years. The effect of SFAS No. 123 on pro forma net loss was not material in 1997 or 1996.

                           ARTICULATE SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                                  (Continued)


(7) CONVERTIBLE PREFERRED STOCK

    On November 12, 1997, the Company amended its Articles of Incorporation to change the authorized shares of preferred stock to 2,261,289 designated as follows at December 31:


                                                                   1997        1996
       Series A convertible preferred stock (Series A)
         Authorized, issued and outstanding--1,000,000 shares     $100,000    $100,000
       Series B convertible preferred stock (Series B)
         Authorized, issued and outstanding--1,044,444 shares      104,444     104,444
       Series C convertible preferred stock (Series C)
         Authorized, issued and outstanding--216,845 shares         21,685           -
                                                                  --------    --------

                                                                  $226,129    $204,444
                                                                  ========    ========

    The rights and preferences of the stock are as follows:

    (a) Voting

        Convertible preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock is then convertible.

    (b) Dividends

        Convertible preferred stockholders are entitled to receive, when and as declared by the Board of Directors, noncumulative annual dividends. To date, the Board of Directors has not declared any dividends.

    (c) Liquidation Rights

        In certain events, including liquidation, dissolution or winding up of the Company, the holders of Series A convertible preferred stock are entitled to $1.90 per share plus any accrued and unpaid dividends before any distribution may be made to Series B convertible preferred stockholders, Series C convertible preferred stockholders or common stockholders. The holders of Series C convertible preferred stock are entitled to $3.69 per share plus any accrued and unpaid dividends before any distribution may be made to Series B convertible preferred stockholders or common stockholders. The holders of Series B convertible preferred stock are entitled to $1.90 per share plus any accrued and unpaid dividends before any distribution may be made to common stockholders. If the assets of the Company shall be insufficient to permit payment in full to the holders of convertible preferred stock, then the entire assets of the Company that are available for distribution shall be distributed in proportion to the full preferential amount to which each such holder is entitled.

                           ARTICULATE SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                                  (Continued)


   (d) Conversion

       Each share of convertible preferred stock is convertible into one share of common stock at any time, subject to certain antidilutive adjustments. The Company has reserved 2,261,289 shares of common stock for the conversion of convertible preferred stock. The convertible preferred stock will be automatically converted into common stock upon the completion of a public stock offering involving net proceeds of at least $10,000,000, subject to certain adjustments.

(8) COMMITMENTS

   (a) Operating Leases

       The Company has operating leases for facilities and equipment that expire through September 2001. Future minimum lease payments at December 31, 1997 are as follows:

                                                  AMOUNT
                       Year ended-
                         1998                    $139,000
                         1999                     131,000
                         2000                     131,000
                         2001                      44,000
                                                 --------

                              Total              $445,000
                                                 ========

       Total rent expense under leases for the years ended December 31, 1997, 1996 and 1995 included in the accompanying statements of operations was approximately $148,000, $146,000 and $120,000 respectively.

   (b) Litigation

       In the ordinary course of business, the Company is party to various types of litigation. One such lawsuit was brought by the Company against Apple Computers, Inc. (Apple) alleging infringements by Apple of patents relating to a software product. Apple subsequently filed a counterclaim against the Company alleging infringements of four patents. On April 7, 1997, the court ruled that the Company did not infringe on one of the Apple patents because Apple granted the Company a license under its patents. The Company believes it has meritorious defenses to the rest of the claims, and, in its opinion, all litigation currently pending or threatened will not have a material effect on the Company's financial position or results of operations. Litigation costs related to the Apple lawsuit have been stated separately in the accompanying statements of operations.

(9) SUBSEQUENT EVENTS

                           ARTICULATE SYSTEMS. INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                                  (Continued)


   On May 26, 1998, the Company signed a binding letter of intent with fonix Corporation (fonix), whereby fonix, through a wholly owned subsidiary, plans to merge with the Company. The terms of the letter of intent provide that fonix will pay the stockholders of the Company consideration equal to the greater of (i) $25,000,000 or (ii) the fair market value of the Company as determined by a specified investment banker. The consideration is to be paid 52.8% in cash and 47.2% in shares of fonix unregistered common stock.

   In the event that the Apple litigation is not settled before closing this proposed transaction, fonix will agree to pay $1.5 million of the notes payable to Dragon, which were advanced to the Company by Dragon to finance the Apple litigation costs, plus all accrued interest. In addition, Dragon will also agree to release the Company from any obligation to pay the unpaid balance, if any.

                            ARTICULATE SYSTEMS, INC.

                    UNAUDITED CONDENSED FINANCIAL STATEMENTS
                             AS OF JUNE 30, 1998 AND
                            FOR THE SIX MONTHS ENDED
                             JUNE 30, 1998 AND 1997

                            ARTICULATE SYSTEMS, INC.

                     CONDENSED BALANCE SHEET--JUNE 30, 1998
                                   (UNAUDITED)


                                                            1998
CURRENT ASSETS:
   Cash and cash equivalents                            $   263,319
   Accounts receivable, net                                 132,502
   Inventory                                                 30,360
   Prepaid expenses                                          15,654
                                                        -----------

         Total current assets                               441,835
                                                        -----------

PROPERTY AND EQUIPMENT, AT COST:
   Computer equipment                                       270,574
   Furniture and fixtures                                     4,412
   Leasehold improvements                                     3,275
                                                        -----------
                                                            278,261

   Less--Accumulated depreciation and amortization         (151,285)
                                                        -----------
                                                            126,976
                                                        -----------
                                                        $   568,811
                                                        ===========

CURRENT LIABILITIES:
   Notes payable to majority stockholder                $ 2,578,486
   Note payable to fonix corporation                        250,000
   Accounts payable                                         382,709
   Accrued expenses                                         454,766
   Deferred revenue                                         715,798
                                                        -----------

         Total current liabilities                        4,381,759
                                                        -----------
CONVERTIBLE NOTE PAYABLE TO STOCKHOLDER                     399,841
                                                        -----------

COMMITMENTS

STOCKHOLDERS' DEFICIT:
   Convertible preferred stock, $.10 par value-
     Authorized and outstanding--2,261,289 shares           226,129
   Common stock, $.01 par value-
     Authorized--4,000,000 shares
     Outstanding--216,656 shares                              2,166
   Additional paid-in capital                             4,882,214
   Accumulated deficit                                   (9,323,298)
                                                        -----------

         Total stockholders' deficit                     (4,212,789)
                                                        -----------
                                                        $   568,811
                                                        ===========

                            ARTICULATE SYSTEMS, INC.

                       CONDENSED STATEMENTS OF OPERATIONS
                 FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (UNAUDITED)



                                          1998              1997

REVENUES:
   Product                            $   474,621       $      --
   Consulting                                --             146,525
   Consulting with related party             --             300,000
                                      -----------       -----------

                                          474,621           446,525
                                      -----------       -----------

COSTS AND EXPENSES:
   Costs of revenues                       93,596            50,411
   Selling and marketing                  144,018           116,529
   Research and development               816,932           609,630
   General and administrative             315,508           270,921
   Litigation                             573,580           890,240
                                      -----------       -----------

                                        1,943,634         1,937,731
                                      -----------       -----------

         Operating loss                (1,469,013)       (1,491,206)

INTEREST INCOME                             2,826             2,542

INTEREST AND OTHER EXPENSE, NET          (128,301)          (17,831)
                                      -----------       -----------

         Net loss                     $(1,594,488)      $(1,506,495)
                                      ===========       ===========

                            ARTICULATE SYSTEMS, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (UNAUDITED)

                                                                  1998             1997
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                   $(1,594,488)      $(1,506,495)
   Adjustments to reconcile net loss to net cash used in
    operating activities-
     Depreciation and amortization                                 40,491            80,238
     Interest accrued on notes payable to stockholders            128,301              --
     Changes in assets and liabilities-
       Accounts receivable, net                                   (83,350)          281,681
       Inventory                                                  (13,569)           10,252
       Prepaid expenses                                              (657)           (1,257)
       Accounts payable                                            96,915           604,678
       Accrued expenses                                           (40,943)           (4,935)
       Deferred revenue                                           203,549          (126,272)
                                                              -----------       -----------

           Net cash used in operating activities               (1,263,751)         (662,110)
                                                              -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                            (32,995)          (13,087)
                                                              -----------       -----------

           Net cash used in investing activities                  (32,995)          (13,087)
                                                              -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds of notes payable to stockholders                      670,571           350,000
   Proceeds of note payable to fonix corporation                  250,000              --
   Capital contribution from a majority stockholder               138,304            96,272
                                                              -----------       -----------

           Net cash provided by financing activities            1,058,875           446,272
                                                              -----------       -----------

NET DECREASE  IN CASH AND CASH EQUIVALENTS                       (237,871)         (228,925)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                    501,190           248,062
                                                              -----------       -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                      $   263,319       $    19,137
                                                              ===========       ===========

                      FONIX CORPORATION AND SUBSIDIARIES
                         [A Development Stage Company]
     UNAUDITED PRO FORMA CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                     For the Year Ended December 31, 1997

                                                                           ARTICULATE         PRO FORMA
                                                                         SYSTEMS, INC.       ADJUSTMENTS            CONSOLIDATED
                                                          FONIX             (NOTE 1)           (NOTE 2)               PRO FORMA
                                                      ------------      ---------------      ------------           -------------
Revenues                                              $          -      $       920,829      $          -           $     920,829
Cost of revenues                                                 -              110,102                 -                 110,102
                                                      ------------      ---------------      ------------           -------------

      Gross profit                                               -              810,727                 -                 810,727
                                                      ------------      ---------------      ------------           -------------

Expenses:
      Product development and research                   7,066,294            1,315,799                 -               8,382,093
      Selling, general and administrative               12,947,112            2,368,987         2,376,603  (a)         17,692,702
                                                      ------------      ---------------      ------------           -------------
                                                                                     -                 -                       -
           Total expenses                               20,013,406            3,684,786         2,376,603              26,074,795
                                                      ------------      ---------------      ------------           -------------

Loss from operations                                   (20,013,406)          (2,874,059)       (2,376,603)            (25,264,068)
                                                      ------------      ---------------      ------------           -------------

Other income (expense):
      Interest income                                    1,199,610                7,082                 -               1,206,692
      Interest expense                                  (2,758,288)             (83,809)         (403,524) (b)         (3,245,621)
                                                      ------------      ---------------      ------------           -------------
                                                                                     -                 -                       -
           Total other expense, net                     (1,558,678)             (76,727)         (403,524)             (2,038,929)
                                                      ------------      ---------------      ------------           -------------

Net loss before extraordinary items                    (21,572,084)          (2,950,786)       (2,780,127)            (27,302,997)
                                                      ============      ===============      ============           =============

Basic and diluted net loss per common share           $      (0.51)                                                 $       (0.58)
                                                      ============                                                  =============

Weighted average common shares outstanding              42,320,188                              5,140,751  (c)         47,460,939
                                                      ============                           ============           =============

                 See accompanying notes to unaudited pro forma
                  condensed consolidating financial statments

                      FONIX CORPORATION AND SUBSIDIARIES
                         [A Development Stage Company]
     UNAUDITED PRO FORMA CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                 For the Nine Months Ended September 30, 1998

                                                                             ARTICULATE        PRO FORMA
                                                                            SYSTEMS, INC.     ADJUSTMENTS           CONSOLIDATED
                                                             FONIX            (NOTE 1)        (NOTE 2)               PRO FORMA
                                                       ------------------ ----------------- ---------------       --------------
Revenues                                                 $      2,671,302     $     723,040     $         -       $    3,394,342
Cost of revenues                                                   57,353            99,020               -              156,373
                                                       ------------------ ----------------- ---------------       --------------

      Gross profit                                              2,613,949           624,020               -            3,237,969

Expenses:
      Purchased in-process research and development            23,339,840                 -      (5,500,000) (d)      17,839,840
      Product development and research                         10,080,895         1,077,326               -           11,158,221
      Selling, general and administrative                       7,769,085         1,381,017       1,584,403  (a)      10,734,505
                                                       ------------------ ----------------- ---------------       --------------
           Total expenses                                      41,189,820         2,458,343      (3,915,597)          39,732,566
                                                       ------------------ ----------------- ---------------       --------------

Income (loss) from operations                                 (38,575,871)       (1,834,323)      3,915,597          (36,494,597)
                                                       ------------------ ----------------- ---------------       --------------

Other income (expense):
      Interest income                                             856,408             3,630               -              860,038
      Interest expense                                           (973,537)         (176,276)       (269,016) (b)      (1,418,829)
      Settlement of common stock reset provision               (6,111,577)                -               -           (6,111,577)
                                                       ------------------ ----------------- ---------------       --------------

           Total other expense, net                            (6,228,706)         (172,646)       (269,016)          (6,670,368)
                                                       ------------------ ----------------- ---------------       --------------

Net income (loss)                                             (44,804,577)       (2,006,969)      3,646,581          (43,164,965)
                                                       ================== ================= ===============       ==============

Basic and diluted net loss per common share              $          (0.89)                                        $        (0.79)
                                                       ==================                                         ==============

Weighted average common shares outstanding                     50,358,458                         4,613,494  (c)      54,971,952
                                                       ==================                   ===============       ==============

                 See accompanying notes to unaudited pro forma condensed consolidating financial statements

                      FONIX CORPORATION AND SUBSIDIARIES
                         [A DEVELOPMENT STAGE COMPANY]
             NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATING
                           STATEMENTS OF OPERATIONS

NOTE 1.  BASIS OF PRESENTATION

The Company created a wholly owned subsidiary for the purpose of acquiring Articulate Systems, Inc. ("ASI"), a Massachusetts corporation, in September 1998. After the acquisition, the subsidiary changed its name to fonix/Articulate Systems, Inc. ("fonix/Articulate"). fonix/Articulate is a provider of sophisticated voice recognition products to specialized segments of the health care industry. The merger was closed on September 2, 1998, in connection with which the Company exchanged 5,140,751 shares of restricted common stock (having a market value of $8,353,720 on that date), cash payment of $7,787,249 and 8.5 percent demand notes in the aggregate amount of $4,747,339 for all of the then outstanding common shares of ASI. Additionally, the Company has committed to and is in the process of issuing stock options in exchange for all of ASI's stock options outstanding on the date of acquisition. The ASI acquisition was accounted for as a purchase. The results of operations of fonix/Articulate have been included in the historical results of operations of fonix from September 2, 1998, the date of the acquisition.

The excess of the purchase price over the estimated fair market value of the acquired tangible net assets of ASI was $23,584,256, of which $13,700,000 was capitalized as purchased core technology, $4,384,256 was capitalized as goodwill and other intangibles and $5,500,000 was expensed as purchased in-process research and development.

The accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998, present the results of operations of the Company as if the acquisition of ASI had occurred on January 1, 1997. The pro forma results have been prepared for illustrative purposes only and do not purport to be indicative of the results which would have occurred had the acquisition been effected on January 1, 1997, nor are they indicative of actual or future operating results. These unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the condensed consolidated financial statements and the notes thereto included in the Company's Quarterly Report on Form 10-Q for the three and nine months ended September 30, 1998 and the historical financial statements of ASI and the notes thereto included elsewhere in this report on Form 8-K/A.

NOTE 2.  PRO FORMA ADJUSTMENTS

     (a) Amortization of $13,700,000 in purchased core technology and $4,384,256 in goodwill and other intangibles, which are being amortized on a straight-line basis over four to eight years.

     (b)    Interest on 8.5 percent demand notes issued to ASI shareholders.

     (c) Issuance of 5,140,751 shares of restricted common stock in connection with the acquisition. The change in the weighted average number of common shares outstanding for the nine months ended September 30, 1998 is the incremental increase for the period through the date of acquisition.

     (d) Purchased in-process research and development in the amount of $5,500,000 was expensed at the date of the acquisition. The value of the in-process research and development was determined by a third-party valuation. This expense is a non recurring charge directly attributable to the acquisition and is therefore eliminated from the pro forma condensed consolidated statement of operations for the nine months ended September 30, 1998.